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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 19, 1997, included in this Form 8-K, into Cytec Industries Inc.'s previously filed Registration Statements on Form S-8 (File No. 33-80710, No. 33-83576, No. 33-85666 and No. 333-11121) and Registration
Statement on Form S-3 (File No.333-3808). It should be noted that we have not audited any financial statements of Fiberite Holdings, Inc. subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.




                                                         /s/ Arthur Andersen LLP


Phoenix, Arizona,
November 24, 1997